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                                                                  EXHIBIT 4.1


NUMBERS                                                                SHARES

 -[no]-                                                             -[shares]-

                         [Trademark for Carter's, Inc.]

         "IF THEY COULD JUST STAY LITTLE `TIL THEIR CARTER'S WEAR OUT."

COMMON STOCK                                                    SEE REVERSE FOR
PAR VALUE $.01 PER SHARE                                     CERTAIN DEFINITIONS

                                                              CUSIP 146229 10 9

This certifies that [name]

is the owner of [amount]

Fully paid and nonassessable shares of the common stock, par value $.01 per share, of Carter's, Inc., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.

                            **CERTIFICATE OF STOCK**

This Certificate is not valid until countersigned and registered by the Transfer Agent and the Registrar. This stock certificate is transferable in New York, NY.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:  **SPECIMEN**                 **SPECIMEN**
           COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY
                                      New York, NY TRANSFER AGENT AND REGISTRAR


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      /s/ MICHAEL D. CASEY                      /s/ FREDERICK J. ROWAN, II
-----------------------------------         -----------------------------------
    Executive Vice President                     Chief Executive Officer
          Secretary                                     President


                                [Corporate Seal]

                          [Reverse Side of Certificate]

                            RESTRICTIONS ON TRANSFER

     The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Corporation and its counsel that such registration is not required.

                                CLASSES OF STOCK

     The preferences, voting powers, qualifications and special and relative rights of the shares of stock of each class and series of the Corporation are set forth in its Certificate of Incorporation. The Corporation will furnish a copy of the Certificate of Incorporation to the holder of this certificate without charge upon written request.

                                   ASSIGNMENT

     For value received, the undersigned hereby sells, assigns and transfers to ___________________________ shares of the capital stock represented by this Certificate, and hereby irrevocably constitutes and appoints
_______________________ attorney to transfer such stock on the books of the Corporation with full power of substitution in the premises.


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Dated _________________, _____


                           ---------------------------------------------------
                           Signature of registered owner corresponding exactly to the name of such owner as written on the face of this certificate


--------------------------------------
Witness